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Exhibit 10.14

LICENSE AGREEMENT

This AGREEMENT made and entered into this 1st day of December, 2001 by and between:

  THE GOVERNORS OF THE UNIVERSITY OF ALBERTA, a corporation duly organized and existing under the laws of the Province of Alberta and having its principal office at 222, 8625 - 112 Street, Edmonton, Alberta, T6G 2E1, Canada (hereinafter referred to as "UA")

and

  BIOMIRA INC., a corporation having its principal office at 2011 - 94 Street, Edmonton, Alberta, T6N 1H1, Canada

WITNESSETH

        WHEREAS UA researcher, Dr. John Samuel, has developed certain compositions and methods [+] for use in vaccines as described, for example, in US Patent No. [+] (collectively known as "UA TECHNOLOGY");

        AND WHEREAS UA is the owner of all right, title and interest in and to the LICENSED TECHNOLOGY (as hereinafter defined);

        AND WHEREAS BIOMIRA desires to exclusively license the rights to the LICENSED TECHNOLOGY for the development of liposomal cancer vaccines and their commercialization;

        AND WHEREAS UA encourages the development and commercialization of UA research results to benefit the public;

        AND WHEREAS BIOMIRA has represented to UA, to induce UA to enter into this AGREEMENT, that BIOMIRA shall use commercially reasonable efforts to exploit the LICENSED TECHNOLOGY so that public benefit may result therefrom;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed to by the parties, UA and BIOMIRA agree as follows:

1.     DEFINITIONS

        For the purposes of this AGREEMENT, the following words and phrases shall have the following meanings:

  1.1
  "AGREEMENT" means this license agreement, together with all schedules hereto and any amendments to or restatements of this license agreement;

  1.2
  "BIOMIRA" shall include Biomira Inc. and any related company of Biomira Inc.; a related company being any entity the voting stock of which is directly or indirectly at least 50% owned or controlled by Biomira Inc., any entity which directly or indirectly controls more than 50% of the voting stock of Biomira Inc. or any entity, the majority ownership of which is directly or indirectly common to the ownership of Biomira Inc.;

  1.3
  "BIOMIRA LICENSED PRODUCT(S)" means any product for use in the FIELD OF USE that is covered in whole or in any material part by a valid, issued and unexpired claim contained in PATENT RIGHTS within the FIELD OF USE and that contains components proprietary to BIOMIRA;

  1.4
  "BLP25" means a cancer vaccine which is being developed by BIOMIRA containing a synthetic 25 amino acid sequence of the MUC-1 cancer mucin encapsulated in a liposomal delivery system and designed to induce an immune response to cancer cells;

  1.5
  "EFFECTIVE DATE" means the 1st day of December, 2001;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  1.6
  "FIELD OF USE" means any and all uses of the LICENSED TECHNOLOGY in liposomal cancer vaccines;

  1.7
  "LICENSED PRODUCT(S)" means BIOMIRA LICENSED PRODUCT(S) and SUBLICENSEE LICENSED PRODUCT(S);

  1.8
  "LICENSED TECHNOLOGY" means the UA TECHNOLOGY in the FIELD OF USE, including without limitation the PATENT RIGHTS, together with all directly related know-how and data disclosed thereby;

  1.9
  "NET SALES" shall mean, with respect to a particular BIOMIRA LICENSED PRODUCT, the sum of the gross revenue received for all sales of such BIOMIRA LICENSED PRODUCT to third parties (which, for greater certainty, shall exclude sales among the BIOMIRA companies or by BIOMIRA to, or among, SUBLICENSEES), less the following deductions pertaining to the sale of such BIOMIRA LICENSED PRODUCT:

  1.9.1
  credits or allowances granted for spoiled or damaged BIOMIRA LICENSED PRODUCT or with respect to returned or rejected BIOMIRA LICENSED PRODUCT, and for retroactive price adjustments;

  1.9.2
  normal and customary trade, cash and quantity discounts, allowances, rebates and credits, including allowances, adjustments, reimbursements, discounts, chargebacks and rebates given to healthcare organizations and any governmental or quasi-governmental body or agency, whether during the actual sales/royalty period or not;

  1.9.3
  sales, value added or similar taxes imposed with reference to particular sales;

  1.9.4
  freight, postage, shipping, and insurance charges related to delivery of BIOMIRA LICENSED PRODUCT; and

  1.9.5
  import and export duties actually paid.

    If BIOMIRA LICENSED PRODUCT is sold in combination with another product or products, "NET SALES" under such circumstances shall be calculated by multiplying the "NET SALES" of the combination by the fraction A/(A + B), in which A is the amount invoiced for the BIOMIRA LICENSED PRODUCT when sold separately, and B is the total amount invoiced for any other product or products in combination when sold separately;

  1.10
  "PATENT RIGHTS" means all UA patents and patent applications listed in Schedule A to this AGREEMENT and any continuations, continuations-in-part, divisionals, re-examinations, restorations and reissues thereof, along with counterparts thereof filed or registered in other countries;

  1.11
  "SUBLICENSEE(S)" means a third party which sublicenses PATENT RIGHTS within FIELD OF USE from BIOMIRA to make, have made, use, import, offer to sell, sell, market and distribute BIOMIRA LICENSED PRODUCT(S) or SUBLICENSEE LICENSED PRODUCT(S) in the TERRITORY;

  1.12
  "SUBLICENSEE LICENSED PRODUCT(S)" means any product for use in the FIELD OF USE that is covered in whole or in any material part by a valid, issued and unexpired claim contained in PATENT RIGHTS within the FIELD OF USE and that does not contain any technology or components proprietary to BIOMIRA;

  1.13
  "TERRITORY" means the United States of America and its territories, except as otherwise agreed to in writing by UA and BIOMIRA; and

  1.14
  "UA TECHNOLOGY" has the meaning attributed to that term in the first recital of this AGREEMENT.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

2.     GRANT AND TERM

  2.1
  UA hereby grants to BIOMIRA an exclusive, royalty-bearing license, together with the right to grant sublicenses, in the TERRITORY for the FIELD OF USE to practice the PATENT RIGHTS and otherwise use the LICENSED TECHNOLOGY and to make, develop, use, import, offer to sell, sell, market and distribute and have made, developed, used, imported, offered to sell, sold, marketed and distributed LICENSED PRODUCT(S).

  2.2
  This AGREEMENT and the license granted herein shall expire on [+] being 17 years after the issuance of United States Patent No. [+] or at the end of the term of the last registered patent in the TERRITORY included in PATENT RIGHTS, whichever is later, unless this AGREEMENT is sooner terminated according to the terms contained in article 14 hereunder.

  2.3
  UA reserves the right for itself to practice under and use the PATENT RIGHTS in the FIELD OF USE in the TERRITORY solely for its own non-commercial research purposes and in cooperation with other non-commercial research centers for such non-commercial research purposes.

  2.4
  BIOMIRA shall have the right in its sole discretion to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder, but will inform UA thereof in writing prior to granting any such sublicense. BIOMIRA agrees that any sublicenses granted by it shall be consistent with the terms of this AGREEMENT. Upon any termination of this AGREEMENT, SUBLICENSEE's rights shall also terminate, subject to section 14.5 of this AGREEMENT.

  2.5
  Any sublicenses granted by BIOMIRA shall be personal to the SUBLICENSEE and shall not be assignable or further sublicensable by the SUBLICENSEE without the prior written consent of UA, which consent shall not be unreasonably withheld.

  2.6
  To the extent applicable for purposes of section 4.1.3 of this AGREEMENT, BIOMIRA shall fully disclose to UA any non-cash consideration, including without limitation any share in profits or equity investment, which BIOMIRA receives specifically in consideration for the grant of any sublicense of the license rights granted to BIOMIRA pursuant to this AGREEMENT. For purposes of section 4.1.3 of this AGREEMENT, the fair market value of any such non-cash consideration shall be used. Any dispute between the parties with respect to the subject matter of this section 2.6 shall be determined by arbitration as set forth in article 13 of this AGREEMENT.

  2.7
  The license granted hereunder shall not be construed to confer any rights upon BIOMIRA by implication, estoppel or otherwise as to any patent rights other than as specifically set forth in this AGREEMENT.

3.     DUE DILIGENCE

  3.1
  BIOMIRA shall use commercially reasonable efforts to develop, promote, market, distribute and sell BIOMIRA LICENSED PRODUCT(S) to meet or cause to be met the regulatory requirements and the market demand in the TERRITORY.

  3.2
  BIOMIRA shall deliver to UA the following reports, subject to the confidentiality provisions of article 9:

  3.2.1
  an annual progress report summarizing BIOMIRA's activity towards commercializing BIOMIRA LICENSED PRODUCT(S) in the TERRITORY due [+] after the end of BIOMIRA's fiscal year, the first report due on such date immediately following the first full year after the EFFECTIVE DATE;

  3.2.2
  within [+] after submission of a Biologics License Application (BLA) or equivalent for a BIOMIRA LICENSED PRODUCT to the United States Food and Drug

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

    Administration (FDA), a report describing BIOMIRA's intent with respect to marketing such BIOMIRA LICENSED PRODUCT in the TERRITORY.

  3.3
  UA acknowledges that BIOMIRA may perform all or a part of its obligations under sections 3.1 and 3.2 itself or through one or more SUBLICENSEE(S), provided that BIOMIRA shall at all times remain committed to UA for the performance of such obligations.

4.     MILESTONE PAYMENTS, ROYALTIES AND SUBLICENSE FEES

  4.1
  For the rights, privileges and license granted in this AGREEMENT, BIOMIRA will pay, in Canadian Dollars, the following royalties and payments to UA during the term of this AGREEMENT or until such time as this AGREEMENT is earlier terminated subject to article 14 of this AGREEMENT:

  4.1.1
  Milestone Payments:

  4.1.1.1
  a license fee of [+] due within [+] after the EFFECTIVE DATE;

  4.1.1.2
  a milestone payment of [+], which milestone payment shall be deemed earned and due within [+] after (and only with respect to) the first occurrence of the enrollment of the first patient in a Phase III clinical trial of BLP25;

  4.1.1.3
  a milestone payment of [+], which milestone payment shall be deemed earned and due within [+] after (and only with respect to) the first occurrence of the submission of a BLA or equivalent to the FDA for BLP25;

  4.1.1.4
  a milestone payment of [+], which milestone payment shall be deemed earned and due within [+] after (and only with respect to) the first occurrence of an approval by the FDA of a BLA or equivalent for BLP25.

      For greater certainty, each of the milestone payments in sections 4.1.1.1., 4.1.1.2, 4.1.1.3 and 4.1.1.4 shall only be payable once.

    4.1.2
    Royalties:

    4.1.2.1
    Subject to section 4.1.2.2 of this AGREEMENT, BIOMIRA shall pay to UA royalties for sales of BIOMIRA LICENSED PRODUCT(S) in the TERRITORY in an amount equal to [+] of NET SALES of BIOMIRA LICENSED PRODUCTS in the TERRITORY by BIOMIRA, by SUBLICENSEE(S) or by both;

    4.1.2.2
    With respect to a particular BIOMIRA LICENSED PRODUCT, in the event any pertinent claim of any patent included in the PATENT RIGHTS shall be held invalid or unenforceable in an unappealable decision of a court of competent jurisdiction in the TERRITORY, the royalty rate in section 4.1.2.1 shall thereafter be reduced to [+] of NET SALES of BIOMIRA LICENSED PRODUCTS in the TERRITORY by BIOMIRA, by SUBLICENSEE(S) or by both and one-half of all milestone payments described in section 4.1.1 paid to that point in time or subsequently paid to UA will be creditable by BIOMIRA against any future royalty payments.

    4.1.3
    Sublicense Fees:

    4.1.3.1
    In circumstances where BIOMIRA sublicenses any of its rights in the TERRITORY under this AGREEMENT to the LICENSED TECHNOLOGY to a third party for use by such third party, on a solely stand alone and non-collaborative with BIOMIRA basis, in SUBLICENSEE LICENSED PRODUCT(S) that do not contain any technology or components proprietary to BIOMIRA, a sublicense payment in an amount equal to [+] of all fees, payments, royalties or other consideration (excluding any reimbursements to BIOMIRA for expenses incurred by or on behalf of BIOMIRA including without limitation for patent expenses (including filing, prosecution, maintenance and protection), preclinical and clinical trials,

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

      product development, regulatory approvals, and the like) received by BIOMIRA from such third party specifically for such sublicensed rights, provided that BIOMIRA shall also be entitled to deduct from any such sublicense payment any amounts payable by BIOMIRA as a result of such sublicensed LICENSED TECHNOLOGY infringing the rights of any third party or being invalid. Such payments shall be deemed earned and due within [+] of their receipt by BIOMIRA. For greater certainty, the sublicense flow through payments for a sublicense to BIOMIRA LICENSED PRODUCT(S) is defined in section 4.1.3.2 hereunder;

      4.1.3.2
      Subject to section 4.1.3.3, in circumstances where BIOMIRA licenses BIOMIRA LICENSED PRODUCT(S), including its liposomal delivery technology, to a third party for use (in the FIELD OF USE in the TERRITORY) with such third party's own antigen(s) and such BIOMIRA liposomal delivery technology incorporates the PATENT RIGHTS, a sublicense payment in an amount equal to [+] of all fees, payments or other consideration (excluding all royalties on sales of BIOMIRA LICENSED PRODUCT(S)), received by BIOMIRA from such third party specifically for the sublicensed LICENSED TECHNOLOGY, provided that BIOMIRA shall also be entitled to deduct from any such sublicense payment any reimbursements to BIOMIRA for expenses incurred by or on behalf of BIOMIRA including without limitation for patent expenses (including filing, prosecution, maintenance and protection), preclinical and clinical trials, product development, regulatory approvals, and the like, and, provided further, that BIOMIRA shall also be entitled to deduct from any such sublicense payment any amounts payable by BIOMIRA as a result of such sublicensed LICENSED TECHNOLOGY infringing the rights of any third party or being invalid. Such payments shall be deemed earned and due within [+] of their receipt by BIOMIRA. For greater certainty, royalties payable to UA on sales of such BIOMIRA LICENSED PRODUCT(S) by SUBLICENSEE(S) are determined by sections 4.1.2.1 and 4.1.2.2 of this AGREEMENT;

      4.1.3.3
      Notwithstanding the foregoing, the flow through payments referred to in section 4.1.3.2 shall not apply to BLP25.

  4.2
  All royalty payments due herein shall be paid by BIOMIRA to UA annually within [+] after the end of BIOMIRA's fiscal year, commencing with the first payment due after the end of the fiscal year in which the first commercial sale of any LICENSED PRODUCT(S) is made.

  4.3
  All payments are due without deduction of any sums, other than withholding taxes, levies, fees or other amounts that may be imposed by any government or as provided in section 1.9.

5.     REPORTS AND RECORDS

  5.1
  BIOMIRA shall keep, and shall use commercially reasonable efforts to cause its SUBLICENSEE(S) to keep, full and accurate books of account for 5 years following the end of the calendar year to which they pertain, containing all particulars that are necessary for the purpose of showing the amounts payable to UA under this AGREEMENT relating to LICENSED PRODUCT(S) and the sublicense fees specified in article 4. BIOMIRA further agrees to permit its books and records specified in the foregoing sentence to be examined by a nationally recognized accounting firm designated by UA (except one to which BIOMIRA shall have objection, acting reasonably, and provided such accounting firm agrees to enter into a confidentiality agreement with BIOMIRA which provides protection for confidential information which is similar to that provided under article 9 of this AGREEMENT), from time to time, but not more frequently than once per calendar year, solely to verify compliance with the terms of this AGREEMENT in relation to the amounts payable to UA under this

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  AGREEMENT. The results of any such examination shall be made available to each of UA and BIOMIRA, but all back-up documentation and data shall be made available only to such accounting firm for use only on the premises of BIOMIRA. In the event that such audit discloses that the actual royalties or other amounts payable by BIOMIRA to UA under this AGREEMENT are greater than the royalties or other amounts paid by BIOMIRA, then BIOMIRA shall pay to UA any additional royalties and other amounts based on the results disclosed by such audit. In the event that such audit discloses that the actual royalties or other amounts payable by BIOMIRA to UA under this AGREEMENT are less than the royalties or other amounts paid by BIOMIRA, then UA shall reimburse BIOMIRA for any such overpayment based on the results disclosed by such audit. The cost of such audit shall be borne by UA unless such audit discloses that the actual royalties and other amounts payable by BIOMIRA to UA are greater by [+] or more than the royalties and other amounts paid by BIOMIRA, in which case BIOMIRA shall be responsible for payment of all reasonable costs of such audit.

  5.2
  Within [+] after the end of the calendar year following the first commercial sale of LICENSED PRODUCT(S) in the TERRITORY, and within [+] after the end of each calendar year thereafter during the term of this AGREEMENT, BIOMIRA shall provide to UA a report in relation to LICENSED PRODUCT(S) sold in the TERRITORY pertinent to royalty accounting containing the following:

  5.2.1
  the number of LICENSED PRODUCT(S) sold by BIOMIRA and, to BIOMIRA's knowledge, by all SUBLICENSEES during the period in question;

  5.2.2
  the total billings for LICENSED PRODUCT(S) sold by BIOMIRA and, to BIOMIRA's knowledge, by all SUBLICENSEES during the period in question;

  5.2.3
  the deductions applicable as provided for in this AGREEMENT;

  5.2.4
  the royalties, fees and other consideration payable to BIOMIRA as specified in section 4.1.3 of this AGREEMENT for the period in question;

  5.2.5
  the royalties, fees and other considerations payable to UA by BIOMIRA under this AGREEMENT for the period in question.

  5.3
  If no royalties shall be due, BIOMIRA shall so report.

  5.4
  Any payments due under this AGREEMENT shall, if overdue, bear interest from and after the due date until payment at a per annum rate of [+] above the prime rate in effect at the Bank of Montreal on the due date.

6.     PATENT PROSECUTION

  6.1
  Subject to the rights granted to BIOMIRA under this AGREEMENT, PATENT RIGHTS remain the property of UA during the term of this AGREEMENT. Subject to section 6.2 of this AGREEMENT, UA shall take all actions necessary to make and continue to make the PATENT RIGHTS available to BIOMIRA as provided for in this AGREEMENT including without limitation taking all actions necessary in connection with the filing, prosecution, maintenance and defense of the PATENT RIGHTS and in so doing shall consult with BIOMIRA and take into consideration any comments or suggestions made by BIOMIRA in connection therewith.

  6.2
  From and after the EFFECTIVE DATE, BIOMIRA shall be entitled, at its option, to take all actions necessary in connection with the filing, prosecution, maintenance and defense of the PATENT RIGHTS and shall be responsible for all costs and expenses incurred by BIOMIRA in so doing. UA shall fully cooperate with BIOMIRA in the foregoing regard and shall make available to BIOMIRA or its authorized attorneys, agents or representatives, such employees, academic staff, agents or consultants of UA necessary or appropriate to enable BIOMIRA to

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  file, prosecute, maintain and defend patent applications and resulting patents with respect to the PATENT RIGHTS in the FIELD OF USE.

  6.3
  BIOMIRA shall reimburse UA for all reasonable external out-of-pocket expenses incurred by UA pursuant to section 6.1 of this AGREEMENT relating to the filing, prosecution and maintenance of PATENT RIGHTS in the TERRITORY pertaining to the FIELD OF USE incurred after January 1, 2001.

7.     INFRINGEMENT

  7.1
  If any claims in the PATENT RIGHTS are believed to be infringed by a third party, the party to this AGREEMENT first having knowledge of such infringement shall promptly so notify the other party to this AGREEMENT in writing. Such notice shall set forth in reasonable detail the facts of that infringement as are then known. The parties shall keep each other informed on a timely basis of all developments within their knowledge in relation to such infringement.

  7.2
  BIOMIRA shall have the primary right, but not the obligation, to initiate, prosecute, and control any action or proceeding with respect to such infringement. UA agrees to cooperate and give reasonable assistance including executing all necessary documents and being named a party plaintiff and to vest in BIOMIRA the right to institute any such suit. To the extent BIOMIRA exercises its rights under this section 7.2, BIOMIRA shall bear all costs and expenses incurred by it in the foregoing regard. Any recoveries as a result of such proceedings shall belong to BIOMIRA, provided that if BIOMIRA's recoveries exceed BIOMIRA's costs and expenses with respect to such infringement action, such excess recoveries shall be considered NET SALES and subject to the applicable royalty obligations under section 4.1.2.

  7.3
  Decisions or actions concerning or governing any final disposition of the complaint shall be taken in consultation with UA.

  7.4
  During the term of this AGREEMENT, if BIOMIRA fails in a reasonably timely manner to or chooses not to prosecute infringers, UA shall have the right, but shall not be obligated, to prosecute at its own expense all infringers of the PATENT RIGHTS and, in furtherance of such right, BIOMIRA hereby agrees that UA may include BIOMIRA as a party plaintiff in any such suit, without expense to BIOMIRA. The total cost of any such infringement action commenced or defended solely by UA shall be borne by UA and UA shall keep any recovery or damages for past infringement derived therefrom.

  7.5
  In the event that a declaratory judgment action alleging invalidity of or infringement of third party rights by any of the PATENT RIGHTS shall be brought against BIOMIRA and/or UA, and BIOMIRA fails to or chooses not to defend such action in a reasonably timely manner, UA, at its option, shall have the right, within [+] after commencement of such action, to intervene and take over the defense of the action at its own expense.

  7.6
  In any infringement suit that either party may institute to enforce the PATENT RIGHTS pursuant to this AGREEMENT, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.     REPRESENTATIONS, PRODUCT LIABILITY AND INDEMNITY

  8.1
  UA hereby represents and warrants to BIOMIRA as follows:

  8.1.1
  UA has the full right and power to grant the licenses and rights set forth in this AGREEMENT to BIOMIRA and to otherwise perform all of its obligations under this AGREEMENT and this AGREEMENT has been duly executed and delivered by and on behalf of UA;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

    8.1.2
    all necessary consents, approvals and authorizations required to be obtained by UA in connection with the execution and performance of this AGREEMENT have been obtained;

    8.1.3
    the execution and delivery of this AGREEMENT and the performance by UA of its obligations under this AGREEMENT do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under, any contractual obligations of UA;

    8.1.4
    UA has not granted and will not grant any rights or licenses in the FIELD OF USE under the LICENSED TECHNOLOGY other than to BIOMIRA pursuant to this AGREEMENT;

    8.1.5
    to the best of the knowledge of UA, UA is the sole owner of all right, title and interest in and to the LICENSED TECHNOLOGY and such ownership is unencumbered by any lien, security interest, charge or other encumbrance.

  8.2
  BIOMIRA shall indemnify, defend and hold harmless UA, its Board of Governors, trustees, directors, officers, medical and professional staff, employees and agents and affiliates and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense incurred by or imposed upon the Indemnitees or any of them in connection with any claim, suit, action, demand or judgment (each, a "Claim") arising out of design, production, manufacture, sale, use in commerce, lease or promotion by BIOMIRA or any SUBLICENSEE(S) of any LICENSED PRODUCT(S) or arising out of any unauthorized use of PATENT RIGHTS by BIOMIRA or any SUBLICENSEE(S) of any LICENSED PRODUCT(S), except to the extent such Claims arise from the negligence, recklessness or intentional misconduct of any Indemnitee.

  8.3
  UA shall indemnify, defend and hold harmless BIOMIRA, its directors, officers, employees and agents and affiliates and their respective successors, heirs and assigns (the "Biomira Indemnitees") against any liability, damage, loss or expense incurred by or imposed upon the Biomira Indemnitees or any of them in connection with any claim, suit, action, demand or judgment (each, a "Biomira Claim") arising out of a breach by UA of any of its representations, warranties or covenants under this Agreement, except to the extent such Biomira Claim arises from the negligence, recklessness or intentional misconduct of any Biomira Indemnitee.

  8.4
  The indemnified party shall give prompt written notice to the indemnifying party(ies) of any suits, claims or demands by third parties or the indemnified party which may give rise to any loss for which indemnification may be required under sections 8.2 or 8.3; provided, however, that failure to give such notice shall not impair the obligation of the indemnifying party to provide indemnification hereunder except if and to the extent that such failure materially impairs the ability of the indemnifying party to defend the applicable suit, claim or demand. The indemnifying party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense; provided, however, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying party shall decline in writing to assume control of any such suit, claim or demand, the party entitled to indemnification shall be entitled to assume such control, conduct the defense of, and settle such suit, claim or action, all at the sole cost and expense of the indemnifying party. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner which would adversely impact the rights or interests of the other party without the prior written consent of the indemnified party, which shall not be unreasonably withheld. Each party shall cooperate with the other party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  8.5
  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UA MAKES NO REPRESENTATIONS AND/OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND SCOPE OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR THAT THE USE OF THE LICENSED PRODUCT(S)WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL UA BE LIABLE TO BIOMIRA AND ITS SUBLICENSEE(S) FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER UA HAS BEEN ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGE.

  8.6
  From and after the commencement of any clinical trial undertaken by, through or on behalf of BIOMIRA after the EFFECTIVE DATE, BIOMIRA shall at its sole cost and expense, procure and maintain comprehensive general liability insurance in keeping with industry standards.

  8.7
  BIOMIRA shall use reasonable commercial efforts to require any SUBLICENSEE(S) to carry insurance of similar type and limits and with similar conditions as required by BIOMIRA in section 8.6.

  8.8
  All such insurance shall be maintained for a period in keeping with industry standards following the expiration or sooner termination of the license contained in this AGREEMENT.

9.     PUBLICATION AND CONFIDENTIALITY

  9.1
  Subject to section 9.3 of this AGREEMENT, the parties agree that during the term of this AGREEMENT and for a period of ten (10) years after this AGREEMENT terminates, a party receiving CONFIDENTIAL INFORMATION of the other party will hold such CONFIDENTIAL INFORMATION in confidence and neither disclose it to any third party nor allow any third party access to it nor use it for any purpose other than as specified by this AGREEMENT, without the prior written consent of the disclosing party or except as otherwise permitted pursuant to this AGREEMENT. The term "CONFIDENTIAL INFORMATION" as used in this article 9 means any and all information of a confidential nature including, without limitation, financial information, marketing information, development information, commercialization information, manufacturing information, information relating to the PATENT RIGHTS, any business and scientific information relating to the PATENT RIGHTS, and the like.

  9.2
  The obligations of non-disclosure and non-use specified in this article 9 shall not apply to CONFIDENTIAL INFORMATION which:

  9.2.1
  was, at the time of disclosure, in the possession of the receiving party (as evidenced by its written records) and was not previously acquired from or on behalf of the disclosing party on a confidential basis,

  9.2.2
  was in the public domain prior to disclosure, or became, after disclosure, publicly known through no fault of the receiving party or any person to whom the receiving party directly or indirectly provided such CONFIDENTIAL INFORMATION,

  9.2.3
  was received from a third party who rightfully made such disclosure,

  9.2.4
  was approved for use or release by written authorization from the disclosing party prior to such use or release by the receiving party,

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    9.2.5
    is required to be disclosed by operation of law, governmental regulation or court order provided the receiving party gives the disclosing party written notice of such required disclosure prior to making such disclosure, and the receiving party uses all reasonable effort to cooperate in securing confidential protection for such information; or

    9.2.6
    is required to be disclosed to any governmental authority or regulatory authority to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct a clinical trial with and to market commercially LICENSED PRODUCTS, provided the disclosing party is otherwise entitled to engage in such activities under this AGREEMENT.

    Any specific CONFIDENTIAL INFORMATION shall not be deemed to fall within 9.2.1,9.2.2, 9.2.3, 9.2.4, 9.2.5 or 9.2.6 above merely because it falls within the scope of more general information within one of these exceptions.

  9.3
  Each of UA and BIOMIRA shall have the right to present at symposia, professional meetings, and to publish in journals or other publications, accounts of its research relating to the LICENSED TECHNOLOGY, provided that the other party shall have been furnished copies of the proposed disclosure at least 60 days in advance of the presentation or publication date. BIOMIRA shall use the 60 day period to evaluate the disclosures for patentable content and to, if it so determines, pursue patent protection with respect thereto. UA shall cooperate in all respects in relation to pursuing such patent protection on a worldwide basis. BIOMIRA may request an additional 30 day extension for obtaining patent protection, however, after the 90 day period has lapsed, either party shall be free to present and/or publish the disclosures in question.

10.   EXPORT CONTROLS

        It is understood that UA is subject to Canadian laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable Canadian export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the Canadian Government and/or written assurances by BIOMIRA that BIOMIRA shall not export data or commodities to certain foreign countries without prior approval of such agency. UA represents neither that a license shall not be required nor that, if required, it shall be issued.

11.   NON-USE OF NAMES

        BIOMIRA shall not use the names or trademarks of UA, nor any adaptation thereof, nor the names of the inventors, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent (which shall not be unreasonably withheld) obtained from UA or said employee or inventor, in each case, except that BIOMIRA may state that the LICENSED TECHNOLOGY is licensed from UA under one or more of the patents and/or applications comprising the PATENT RIGHTS. Similarly, UA shall not use or permit the use of the names or trademarks of BIOMIRA, nor any adaptation thereof, nor the names of any of its employees, in any advertising, promotion or sales literature without the prior written consent (which shall not be unreasonably withheld) obtained from BIOMIRA or said employee, in each case, except that UA may state that the LICENSED TECHNOLOGY is licensed to BIOMIRA.

12.   ASSIGNMENT

        This AGREEMENT is not assignable by either party to this AGREEMENT to any other party unless UA or BIOMIRA, as the case may be, has given its prior written consent (such consent not to be unreasonably withheld); provided, however, that BIOMIRA may assign this AGREEMENT without UA's consent within the group of companies defined as BIOMIRA and in connection with the sale or transfer to a third party of all or substantially all of BIOMIRA's assets related to the business involving

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LICENSED TECHNOLOGY and provided further that such third party assumes all of the obligations and covenants set forth in this AGREEMENT.

13.   DISPUTE RESOLUTION

        If a dispute arises between the parties relating to the interpretation or performance of this AGREEMENT or the grounds for the termination thereof, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be resolved through binding and nonappealable arbitration administered by the American Arbitration Association ("AAA") in Edmonton, Alberta. Any such arbitration shall be conducted before a single arbitrator to be appointed by the parties from AAA's roster. If the parties fail to agree to the identity of the single arbitrator, such appointment shall be made in accordance with AAA rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator, as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. The arbitrator shall make an award of costs, including counsel fees and the fees and expenses of the arbitrator, based on the principle of favoring the prevailing party to the extent that costs were reasonably and necessarily incurred. The arbitrator shall decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the arbitrator.

14.   TERMINATION

  14.1
  If either party fails to remedy any material breach or default on its part under this AGREEMENT within 90 days after such defaulting party receives written notice thereof from the non-defaulting party, or within such longer period of time as is reasonable in the event of any material breach or default that cannot by its nature be cured within 90 days, the non-defaulting party may upon written notice to the defaulting party to that effect terminate this AGREEMENT, such termination to be effective on the date such notice is received by the defaulting party. This right of termination is without prejudice to or limitation of any other rights or remedies at law or in equity.

  14.2
  UA has the right to terminate the license granted herein by giving written notice of termination to BIOMIRA at any time on or after:

  14.2.1
  the filing by Biomira Inc. of a petition of bankruptcy or insolvency;

  14.2.2
  any unappealable adjudication by a court of competent jurisdiction that Biomira Inc. is bankrupt or insolvent;

  14.2.3
  the filing by Biomira Inc. of any petition or answer seeking reorganization, readjustment or rearrangement of the business of Biomira Inc. under any law relating to bankruptcy or insolvency;

  14.2.4
  the making by Biomira Inc. of any general assignment or attempted general assignment for the benefit of creditors;

  14.3
  BIOMIRA shall have the right to terminate this AGREEMENT at any time after 90 days notice to UA, and upon payment of all amounts due UA through the effective date of the termination. Upon the expiry of the 90-day period, this AGREEMENT shall be at an end, and BIOMIRA shall have no further obligations under this AGREEMENT, except as otherwise specified in sections 14.4 and 14.6.

  14.4
  Upon termination of this AGREEMENT for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such

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  termination; articles 1, 5, 8, 9.1, 9.2, 10, 11, 13, 14.5, 14.6 and 17 shall survive any such termination.

  14.5
  Upon termination of this AGREEMENT for any reason, any SUBLICENSEE(S) not then in default shall have the right to negotiate with UA to convert the sublicense to LICENSED TECHNOLOGY obtained from BIOMIRA into a license directly with UA on similar commercial terms to its prior sublicense with BIOMIRA.

  14.6
  After the date of termination of this AGREEMENT, BIOMIRA and any SUBLICENSEE thereof shall have 180 days to sell all LICENSED PRODUCT(S) in stock, and complete the production of LICENSED PRODUCT(S) in the process of manufacture at the time of such termination and sell the same in any or all parts of the world where BIOMIRA and SUBLICENSEE(S) are permitted by law to sell the unsold products. BIOMIRA shall make the payments to UA in the same manner specified in article 4 of this AGREEMENT and shall submit the reports required by article 5 of this AGREEMENT.

15.   SUCCESSORS

This AGREEMENT shall be binding upon the parties hereto and their respective successors and permitted assigns.

16.   PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this AGREEMENT shall be sufficiently made or given on the date of delivery, if delivered by hand during normal business hours, or on the date of receipt, if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

  In the case of UA:

    Director
    Industry Liaison Office
    University of Alberta
    222, 8625-112 Street
    Edmonton, Alberta T6G 2E1

  In the case of BIOMIRA:

    Director, Intellectual Property Management
    Biomira Inc.
    2011 - 94 Street
    Edmonton, Alberta T6N 1H1

17.   MISCELLANEOUS PROVISIONS

  17.1
  This AGREEMENT is governed by and shall be construed in accordance with the laws of the Province of Alberta, Canada without regard to principles of conflicts of laws.

  17.2
  The parties hereto acknowledge that this AGREEMENT sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto. This AGREEMENT, when signed, supersedes and replaces the Letter of Agreement made effective April 18, 2001 by and between UA and BIOMIRA.

  17.3
  The provisions of this AGREEMENT are severable, and in the event that any provisions of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

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  17.4
  The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

  17.5
  Any delays in performance by any party under this AGREEMENT (other than the payment of moneys due) shall not be considered a breach of this AGREEMENT if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

  17.6
  Both parties shall execute further documents, agreements and instruments as may be necessary or advisable from time to time in order to carry out the terms and conditions of this AGREEMENT.

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        IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT the day and year set forth below.

Biomira Inc.
Per:	/s/ Edward A. Taylor	Per:	/s/ Robert D. Aubrey
Name:	Edward A. Taylor	Name:	Robert D. Aubrey
Title:	V.P. Finance & Admin. & CFO	Title:	VP, Marketing & Business Development
Date:	Dec 6/01	Date:	5 Dec 2001
The Governors of the University of Alberta
Per:	/s/ Peter K. Robertson
Name:	Peter K. Robertson, Ph.D, P.Eng.
Title:	Vice President (Research/Industry Relations) Director, Industry Liaison Office The University of Alberta
Date:	Dec 12/01

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SCHEDULE A

Patent Portfolio

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QuickLinks

LICENSE AGREEMENT
SCHEDULE A